EXHIBIT 23.1

                        CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS

Telscape International, Inc.
Houston, Texas

We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statements on Forms S-8 No. 333-66417, S-3 No. 333-91271 and S-3 No. 333-77443 of our report dated March 10, 2000, relating to the consolidated financial statements and schedule of Telscape International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

BDO SEIDMAN, LLP

Houston, Texas
March 30, 2000